UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2008 (August 19, 2008)

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MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report date)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On August 19, 2008, Massey Energy Company (the “Company”) entered into a First Supplemental Indenture (the “First Supplemental Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust Company, as trustee, amending and supplementing that certain Indenture, dated November 10, 2003 (the “Base Indenture”), between the Company, the Guarantors and Wilmington Trust Company, as trustee. The First Supplemental Indenture was executed and delivered following the receipt by the Company of consents from a majority of the holders of the Company’s 6.625% Senior Notes due 2010 (the “Notes’). The First Supplemental Indenture provides for the elimination of substantially all of the restrictive covenants contained in the Base Indenture and the Notes. The amendments set forth in the First Supplemental Indenture became operative on August 19, 2008, upon the acceptance for payment by the Company of all 6.625% Notes that were validly tendered (and not validly withdrawn) on or prior to the consent payment deadline of 5:00 p.m. New York City time on August 18, 2008 (the “Consent Payment Deadline”).

This summary of the First Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

The information required by Item 3.03 relating to the rights of the holders of the Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.   Other Events.

On August 19, 2008, the Company issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting (i) the determination of the total consideration offered pursuant to its previously announced cash tender offer and consent solicitation for any and all of its Notes, (ii) that holders of approximately $311.5 million aggregate principal amount of the outstanding $335 million aggregate principal amount of the Notes, representing approximately 93% of the outstanding Notes, had tendered their Notes and delivered the related consents on or prior to the Consent Payment Deadline and (iii) the receipt of the requisite consents to execute a supplemental indenture regarding the proposed amendments relating to the Notes described in the Offer to Purchase pursuant to the Company’s previously announced tender offer and consent solicitation for the Notes.

This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to purchase the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement.  The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation is required to be made by a licensed broker or dealer, they shall be deemed to be made by the dealer manager on behalf of the Company. None of the Company, the dealer manager, the information agent or the depositary makes any recommendation in connection with the tender offer or the consent solicitation.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	First Supplemental Indenture, dated as of August 19, 2008, among Massey Energy Company, the guarantors party thereto and Wilmington Trust Company, as Trustee
99.1	Press Release, dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: August 22, 2008	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of August 19, 2008, among Massey Energy Company, the guarantors party thereto and Wilmington Trust Company, as Trustee
99.1	Press Release, dated August 19, 2008